Exhibit 1.1

Execution

FOUR CORNERS PROPERTY TRUST, INC.

COMMON STOCK, PAR VALUE $0.0001 PER SHARE

EQUITY DISTRIBUTION AGREEMENT

December 5, 2016

December 5, 2016

To: Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Each of Four Corners Property Trust, Inc., a Maryland corporation (the “Company”) and Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), on the one hand, and each of the Managers (as defined below), on the other hand, agree as follows:

The Company proposes to issue and sell through Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sales agents (each, a “Manager” and collectively, the “Managers”), on the terms set forth in this equity distribution agreement (this “Agreement”), shares of its common stock, par value $0.0001 per share, having an aggregate gross sales price of up to $150,000,000 (the “Shares”). The shares of common stock, par value $0.0001, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333- 214908), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(c) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers in accordance with Section 6(b). As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

1. Representations and Warranties. Each of the Company and the Operating Partnership jointly and severally represents and warrants to and agrees with the Managers that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) (i) (A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined below) and (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), the Registration

Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations under the Securities Act; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply in all material respects with the rules and regulations under the Securities Act; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(c) (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented at such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the Prospectus or in the General Disclosure Package.

(d) Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, furnished to and approved by the Managers in accordance with Section 6(b), the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.

(e) (i)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shelf Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Securities Act; and (ii)(A) at the time of filing of the Registration Statement, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (C) at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(f) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(g) Each subsidiary (which term, for the purposes of this Agreement, includes the Operating Partnership and the subsidiaries of the Operating Partnership) of the Company has been duly incorporated, formed or organized, as the case may be, is validly existing in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has the full power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Prospectus and the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(h) Except with respect to the Operating Partnership and its subsidiaries, all of the issued shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-

assessable, are owned directly by the Company or indirectly through one or more wholly owned subsidiaries of the Company, free and clear of all liens, encumbrances, equities or claims, have been issued in compliance with applicable federal and state securities laws, and are not subject to any preemptive or similar rights. Four Corners GP, LLC is a wholly owned subsidiary of the Company and is the sole general partner of the Operating Partnership.

(i) All of the issued shares of capital stock or other ownership interests of the Operating Partnership and its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, are owned as set forth in the Registration Statement, the Prospectus and the General Disclosure Package, have been issued in compliance with applicable federal and state securities laws, are not subject to any preemptive or similar rights, and, except as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package, all such shares of capital stock or other ownership interests owned by the Company, the Operating Partnership or a subsidiary of the Operating Partnership are free and clear of all liens, encumbrances, equities or claims.

(j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(k) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and have been issued in compliance with applicable federal and state securities laws and not in violation of any preemptive or similar rights.

(l) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(m) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(n) The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company, or the certificate of limited partnership or the partnership agreement of the Operating Partnership, or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package.

(p) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement and the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(q) Each of the Company and the Operating Partnership is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) There are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(u) (i) None of the Company or its subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company or the Operating Partnership, threatened.

(w) (i) None of the Company, any of its subsidiaries, or any director, officer, or, to the Company’s knowledge or the Operating Partnership’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus and the General Disclosure Package, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, respectively.

(y) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Prospectus and the General Disclosure Package or as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(z) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Registration Statement, the Prospectus and the General Disclosure Package, or, to the best knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the General Disclosure Package. Without limiting the generality of the foregoing, title insurance in favor of the Company, the Operating Partnership or their respective subsidiaries is maintained with respect to each property acquired by the Company on or after November 9, 2015, in an amount at least equal to (a) the cost of acquisition of such property or (b) the cost of construction of such property (measured at the time of such construction), except, in each case, as disclosed in the Registration Statement, the Prospectus and the General Disclosure Package or where the failure to maintain such title insurance could not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess or the same would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Registration Statement, the Prospectus and the General Disclosure Package.

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the Prospectus and the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter.

(ff) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes and any other assessments, penalties or fines required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, individually or in the aggregate, on the Company or its subsidiaries, or, except as currently being contested in good faith and for which reserves required by U.S. generally accepted accounting principles (“GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect, individually or in the aggregate, on the Company or its subsidiaries.

(gg) The interactive data in eXtensibile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) KPMG LLP, who audited the consolidated and combined financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and will deliver the initial letter referred to in Section 5(e) hereof, is an independent public accounting firm as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(ii) The financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) at the dates indicated and the results of operations, changes in equity and cash flows of the Covered Entities for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, if any pro forma financial statements and the related notes thereto are included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, such pro forma financial statements and related notes present fairly in all material respects the information shown therein, have been prepared in accordance in all material respects with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. If applicable, such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents in all material respects the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified. No other historical or pro forma financial information is required to be included in the Registration Statement, the Prospectus or the General Disclosure Package which is not so included. All disclosures contained in the

Registration Statement, the Prospectus or the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

(jj) Commencing with the taxable year beginning January 1, 2016, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”), and the Company’s current and proposed method of operations as described in the Registration Statement, Prospectus and General Disclosure Package will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016 and thereafter. No transaction or other event has occurred that would reasonably be expected to cause the Company to not be able to qualify as a REIT for its taxable year ending December 31, 2016 or future taxable years. The description of the Company’s organization and current and proposed method of operations and its qualification and taxation as a REIT set forth in the Registration Statement, Prospectus and General Disclosure Package is accurate in all material respects and presents fairly the matters referred to therein. The Operating Partnership is and has at all times since its formation been considered as either a disregarded entity or a partnership for U.S. federal income tax purposes.

(kk) Except as described in the Registration Statement and the Prospectus, none of the Company’s subsidiaries are currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on the Operating Partnership’s partnership interests or any of the Company’s subsidiaries’ capital stock, from repaying any debt owed to the Company, or from transferring any of its property or assets to the Company or any of its subsidiaries, other than prohibitions that would not, individually or in the aggregate, prevent the Company from making distributions to its shareholders in a manner necessary to maintain its status as a REIT under the Code.

(ll) Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described in the Registration Statement, Prospectus and General Disclosure Package (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company or any of its subsidiaries, nor do the Company or any of its subsidiaries hold a participating interest therein (other than intercompany loans), (ii) are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company or any of its subsidiaries.

(mm) The Company and each of its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of

1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), other than as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability, other than as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; none of the Company or its subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder, in each case, other than as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and each “pension plan” for which the Company or any of its subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole.

(nn) The outstanding shares of Common Stock have been approved for listing on the Exchange, and are registered pursuant to Section 12(b) of the Exchange Act, and neither the Company nor the Operating Partnership has taken any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting any such securities from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. As of each Settlement Date, the Shares to be sold by the Company from time to time hereunder will be duly listed and admitted and authorized for trading on the Exchange, subject only to official notice of issuance.

(oo) Any statistical, demographic or market-related data included in the Registration Statement, the Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(pp) Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

2. Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, the Operating Partnership and the Managers agree that the Company may from time to time seek to sell Shares through the Managers, acting as sales agents as follows:

(a) The Company may submit to any Manager its orders by telephone, by electronic mail notice, or by any other method mutually agreed to in writing by the Company and such Manager, to sell Shares on any Trading Day (as defined herein) which order shall, at a minimum, include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made, and which order, subject to such Manager agreeing to act as sales agent for such order, shall be confirmed by such Manager by electronic mail or by any other method mutually agreed to in writing by the Company and such Manager; provided, however, that the Company will only submit its orders to no more than one Manager with respect to a single Trading Day. As used herein, “Trading Day” shall mean any trading day on the New York Stock Exchange (the “Exchange”), other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time.

(b) Subject to the terms and conditions hereof, each Manager shall use its commercially reasonable efforts to execute any Company order submitted to it hereunder to sell Shares and with respect to which such Manager has agreed to act as sales agent. The Managers may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (“Rule 415”), including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. The Managers may also sell Shares by any other method permitted by law, including but not limited to in privately negotiated transactions. Each of the Company and the Operating Partnership acknowledges and agrees that (i) there can be no assurance that any Manager will be successful in selling the Shares, (ii) no Manager will incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason and (iii) each Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Manager in a separate written agreement containing the terms and conditions of such sale.

(c) The Company shall not authorize the issuance and sale of, and each Manager shall not sell, any Share at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above. In addition, the Company or a Manager may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which such Manager is acting as sales agent pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d) A Manager shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day in which Shares are sold under this Agreement by such Manager setting forth (i) the amount of Shares sold on such day, (ii) the gross offering proceeds received from such sale and (iii) the commission payable by the Company to such Manager with respect to such sales.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement, and to have affirmed their compliance with the covenants and agreements contained in this Agreement. Any obligation of the Managers to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agents shall be subject to the continuing accuracy of the representations and warranties, and continuing compliance with the covenants and agreement, of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company, the Operating Partnership and the Managers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell Shares (i) during the 14 calendar days prior to the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings or revenue results (each, an “Earnings Announcement”), (ii) except as provided in Section 2(g) below, at any time from and including an Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and the Managers, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the relevant Filing Time.

(g) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Managers (with a copy to their counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, and obtain the consent of the Managers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers with the officer’s certificate, opinions/letters of counsel and accountants’ letter called for by Section 5 hereof; respectively, (iii) afford the Managers the opportunity to conduct a due diligence review in accordance with Section 6(n) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 2(f) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officer’s certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 2(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officer’s certificates, opinions/letters of counsel and accountants’ letters as provided in Section 5 hereof and (B) other than as set forth in this Section 6(h), this Section 2(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 2(f) above, which shall have independent application.

3. Fee. (a) The compensation to a Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be as set forth in Schedule III.

(b) If this Agreement is terminated by the Company prior to December 5, 2017 in accordance with the provisions of Section 10 and, at the time of the Company’s notice of termination, the gross purchase price of the Shares sold pursuant to this Agreement is less than $25,000,000, the Company shall reimburse the Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Managers, up to $125,000, incurred by them in connection with the offering contemplated by this Agreement.

4. Payment, Delivery and Other Obligations. Settlement for sales of the Shares pursuant to this Agreement will occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company and the Operating Partnership shall (i) indemnify and hold such Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5. Conditions to the Managers’ Obligations. The obligations of the Managers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) there shall not have occurred any downgrading, nor shall any public announcement have been made of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Prospectus and the General Disclosure Package that, in the Managers’ judgment, is material and adverse and that makes it, in the Managers’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b) The Managers shall have received on each date specified in Section 6(k) a certificate, dated such date and signed by an executive officer of each of the Company and the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of such date; (ii) the Company and the Operating Partnership have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company or the Operating Partnership, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers expressly for use in the General Disclosure Package.

The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Managers shall have received on each Representation Date (as defined below), and on such other dates as may be reasonably requested by the Managers, (i) an opinion of Hogan Lovells US LLP, outside counsel for the Company, dated such date, substantially in the form set forth in Exhibit B-1 and (ii) an opinion of Hogan Lovells US LLP, tax counsel for the Company, regarding certain U.S. federal income tax matters, dated such date, substantially in the form set forth in Exhibit B-2.

The opinion of counsel for the Company described in this Section 5(c) shall be rendered to the Managers at the request of the Company and shall so state therein.

(d) The Managers shall have received on each Representation Date, and on such other dates as may be reasonably requested by the Managers, an opinion of Vinson & Elkins L.L.P., counsel for the Managers, dated such date, in form and substance reasonably satisfactory to the Managers.

(e) The Managers shall have received on each date specified in Section 6(m), a letter dated such date in form and substance satisfactory to the Managers, from KPMG LLP, independent public accountants for the Company, (A) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (B) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (C) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(f) All filings with the Commission required by Rule 424 under the Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(g) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(h) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenants with the Managers as follows:

(a) To furnish to each of the Managers copies of the Registration Statement (excluding exhibits) and copies of the Prospectus (or the Prospectus as amended or supplemented) in such quantities as the Managers may each from time to time reasonably request. In case the Managers are required to deliver, under the Securities Act (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, upon the request of any Manager, and at its own expense, the Company shall prepare and deliver to each Manager as many copies as each Manager may request of an amended Registration Statement or amended or supplemented prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Securities Act, as the case may be.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to each of the Managers a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which any Manager reasonably objects (other than any prospectus supplement relating to the offering of Shelf Securities other than the Shares). To furnish to each of the Managers a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which any Manager reasonably objects. Not to take any action that would result in a Manager or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of a Manager that such Manager otherwise would not have been required to file thereunder.

(c) To file, subject to Section 6(b) above, promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for the duration of the Delivery Period. For the duration of the Delivery Period, to include in the Company’s quarterly reports on Form 10-Q, and in the Company’s annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(b) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(d) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to each of the Managers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by each Manager and, at any Manager’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(e) During the Delivery Period to advise the Managers, promptly after receiving notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use their best efforts to obtain its withdrawal.

(f) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition exist as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file any document in order to comply with the Securities Act or the Exchange Act, to promptly advise the Managers by telephone (with confirmation in writing or electronic mail) and to promptly prepare and file, subject to Section 6(b) above, with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and to furnish to each of the Managers as many copies as each of the Managers may reasonably request of such amendment or supplement.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and to continue such qualifications in effect so long as necessary under such laws for the distribution of the Shares.

(h) To make generally available to the Company’s security holders and to the Managers as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Prospectus Supplement, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to each of the Managers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) above, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Managers incurred in connection with the review and qualification of the offering by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the costs and charges of any transfer agent, registrar or depositary, and (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 3(b) and Section 8, the Managers will each pay all of their costs and expenses, including any advertising expenses connected with any offers the Managers may make.

(j) To use their commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date, in form and substance satisfactory to the Managers, the written opinions of Hogan Lovells US LLP, outside counsel and tax counsel for the Company, as described in Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

With respect to Sections 5(c) and (d) and Section 6(l) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under Sections 5(c) or (d) or Section 6(l), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(m) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an annual report on Form 10-K or quarterly report on Form 10-Q, (iii) there is furnished with the Commission by the Company any document which contains financial information, including any earnings release, (iv) there is filed with the Commission any document (other than an annual report on Form 10-K or quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, KPMG LLP, independent public accountants of the Company, shall deliver to the Managers the comfort letter(s) described in Section 5(e).

(n) To comply with the Due Diligence Protocol attached hereto on Schedule II and any other due diligence review or call reasonably requested by the Managers.

(o) To reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(p) That they consent to the Managers’ trading in the Common Stock for the Managers’ own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement.

(q) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct, and that the Company is in compliance with the covenants and agreements of the Company contained in or made pursuant to this Agreement, as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct, and, with respect to covenants and agreements, the Company will be in compliance with such covenants, as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made or complied with at and as of each of such dates (except that such representations, warranties, covenants and agreements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(r) Prior to instructing a Manager pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and the Managers), a subcommittee of the Company’s board of directors (the “Board”), authorized by either the Board or any authorized committee of the Board, (i) shall have approved the minimum price and maximum number of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution, substantially in the form of Exhibit A, approving such price and number. The instructions provided to such Manager by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

(s) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (iv) any limited partnership units of the Operating Partnership issued by the Operating Partnership in connection with the acquisition by the Operating Partnership of assets, or (v) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Delivery Period, without (A) giving the Managers at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers suspending activity under this program for such period of time as requested by the Company.

(t) That the Company will conduct its affairs in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be deemed an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act.

(u) To use their best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and to use its best efforts to continue to qualify for taxation as a REIT under the Code thereafter and not to take any action to revoke or otherwise terminate the Company’s REIT election, unless the Board determines in good faith that it is no longer in the best interests of the Company to be so qualified.

(v) Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Managers; provided, however, that the Company may bid for and purchase shares of Common Stock in accordance with Rule 10b-18 under the Exchange Act and in compliance with Regulation M thereunder.

7. Covenants of the Managers. Each of the Managers covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of a Manager that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager.

8. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of the Managers, the directors, officers, employees and agents of any Manager and their respective affiliates, and each person, if any, who controls any of the Managers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of each of the Managers within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Managers furnished to the Company in writing by the Managers expressly for use therein.

(b) The Managers, severally and not jointly, agree to indemnify and hold harmless the Company and the Operating Partnership, and their respective directors, officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each of the Managers, but only with reference to information relating to the Managers furnished to the Company in writing by the Managers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the applicable Manager or Managers, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and of the applicable Manager or Managers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Manager or Managers, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Manager or Managers, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total commissions received by the applicable Manager or Managers. The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Manager or Managers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Operating Partnership, on the one hand, and the Managers, on the other hand, agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the applicable Manager or Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it or them were offered to the public exceeds the amount of any damages that the applicable Manager or Managers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Managers, any person controlling any of the Managers or any affiliate of any of the Managers or by or on behalf of the Company or the Operating Partnership, their respective officers or directors or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through a Manager or Managers for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager, acting for itself, shall have the right, by giving written notice to the Company, the Operating Partnership, and to each other Manager, and as hereinafter specified, to terminate this Agreement, solely with respect to itself, in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through such terminating Manager for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

11. Entire Agreement. (a) This Agreement represents the entire agreement among the Company, the Operating Partnership and each of the Managers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Managers have acted and will act at arm’s length and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Managers owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Managers may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership each waive to the full extent permitted by applicable law any claims each may have against any of the Managers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

(c) This Agreement shall inure to the benefit of and be binding upon the Managers, the Company, the Operating Partnership and their respective successors. This Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc. as an assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated without prior written consent of any party.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Managers shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036 (Attn: Equity Syndicate Desk), with a copy to Legal Department at the same address; Barclays Capital Inc., 745 7th Avenue, New York, NY 10019 (Attn: Syndicate Registration); Goldman, Sachs & Co., 200 West Street, New York, NY 10282 (Attn: Registration Department); Adam Rosenbluth, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Facsimile: 646-441-4870, with a copy to Brett Chalmers at the same address; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (Attn: David Moran, Thomas J. Opladen and Christopher Norris), Facsimile: (646) 855-3073, with a copy to ECM Legal (Facsimile: (212) 230-8730); and if to the Company or the Operating Partnership shall be delivered, mailed or sent to Four Corners Property Trust, Inc., 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941.

[Signature page follows]

Very truly yours, FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ Gerald Morgan
	Name:	Gerald Morgan
	Title:	Chief Financial Officer

FOUR CORNERS OPERATING PARTNERSHIP, LP By: Four Corners GP, LLC, its general partner

By:	/s/ Gerald Morgan
	Name:	Gerald Morgan
	Title:	President

Accepted as of the date first written above MORGAN STANLEY & CO. LLC

By:	/s/ Patrick Mullen
	Name:	Patrick Mullen
	Title:	Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Matt Leavitt
	Name:	Matt Leavitt
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
	Name:	Adam S. Rosenbluth
	Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Greg Wright
	Name:	Greg Wright
	Title:	Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

I-1

SCHEDULE II

Due Diligence Protocol

Set forth below are guidelines for use by the Company, the Operating Partnership and the Managers in connection with the Managers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company and the Operating Partnership have agreed that no sales under the Agreement will be requested or made at any time the Company or the Operating Partnership is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.	On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 5(c) and (d) and Sections 6(k), (l) and (m) of the Agreement, the Managers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company and the Operating Partnership.

2.	Each Manager may conduct such additional due diligence calls with the Company and Operating Partnership personnel and representatives as it reasonably deems necessary.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’ rights under the Agreement, including the Managers’ right to require such additional due diligence procedures as the Managers may reasonably request pursuant to the Agreement.

II-1

SCHEDULE III

The compensation to a Manager for sales of the Shares with respect to which such Manager acts as sales agent hereunder shall be equal to up to 2.0% of the gross offering proceeds of the Shares sold by such Manager pursuant to this Agreement, or as otherwise agreed among the parties to this Agreement.

III-1

Exhibit A

[Special] Meeting of the Pricing Committee of the Board of Directors

Upon notice duly given or waived, a [special] meeting of the Pricing Committee (“Committee”) of the Board of Directors (the “Board”) of Four Corners Property Trust, Inc. (the “Company”) was held [by conference telephone] commencing at [_ ]:00 a.m., local time, on [DATE]. [INSERT NAME(S) OF PARTICIPANTS] attended the meeting [by conference telephone], constituting a quorum of the [Subcommittee/Board]. [Mr./Ms. [INSERT NAME(S) OF ANY NON-PARTICIPANTS], who was unable to participate in the meeting, waived notice.] Also participating [on the call] at the invitation of the [Subcommittee/Board] were [INSERT NAME(S) OF PARTICIPANTS], from the Company and present at the Company’s offices at 591 Redwood Highway, Suite 1150, Mill Valley, California. Mr./Ms. [INSERT NAME] chaired the meeting and Mr./Ms. [INSERT NAME] acted as secretary to the meeting.

Mr./Ms. [INSERT NAME] called the meeting to order and confirmed the presence of a quorum. After discussing recent developments in the equity markets with respect to the Company’s common stock, par value $0.0001 per share (the “Common Stock”), Mr./Ms. [INSERT NAME] approved the proposed offering of shares of Common Stock on the date hereof pursuant to the following resolutions:

RESOLVED that, on the date of [            ], 20[    ] only, the Company is authorized to offer and sell pursuant to the Registration Statement on Form S-3 (No. 333-[            ]) up to [            ] shares of Common Stock (the “Shares”) through Morgan Stanley & Co. LLC, Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (each, a “Manager” and collectively the “Managers”), pursuant to the Equity Distribution Agreement, dated as of December 5, 2016, among the Managers, the Company and Four Corners Operating Partnership, LP, by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices; provided that in any event the price at which all Shares shall be equal to or greater than $[    ] per share (after giving effect to any discounts provided or commissions paid by the Company in connection with the offering of such Shares) and the compensation that shall be paid to the Managers shall be [    ]% of the gross aggregate sales price of the Shares sold; and further

RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized and directed to take such other actions, and to execute and deliver such other documents and instruments, as they deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions, the taking of any action or the execution of any document or instrument to be conclusive evidence of the approval thereof by the [Subcommittee/Board], and that all actions heretofore taken by officers of the Company consistent with the foregoing resolutions are hereby ratified and confirmed.

There being no further business, the meeting was adjourned.

A-1

Exhibit B-1

Form of Opinion of Company Counsel

B-1

Exhibit B-2

Form of Opinion of Tax Counsel

B-2